EXHIBIT 5

                                 FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W

                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE

                                  July 22, 1996


   Northland Cranberries, Inc.
   800 First Avenue South
   Wisconsin Rapids, Wisconsin 54496

   Ladies and Gentlemen:

             We have acted as counsel for Northland Cranberries, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance from time to time by the Company of up to 500,000 shares ("Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), in the manner set forth in the Registration Statement and Prospectus. In connection therewith, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Company's Articles of Incorporation and By-laws, as amended to date and as proposed to be restated on the effective date of the Registration Statement; (c) proceedings of the Board of Directors of the Company relating to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the Wisconsin Business Corporation Law ("WBCL").

             2. The Shares, when issued as described in the Registration Statement and Prospectus and pursuant to the definitive acquisition agreement applicable to such issuance, if any, will be legally issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except for debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the WBCL. (See Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., Case No. 82-CV-0023, Cir. Ct. Branch 1, Dane County, Wisconsin); provided that prior to issuance of the Shares there shall be taken various actions or proceedings in the manner contemplated by us as counsel, which shall include the following:

                  (a) the completion of the requisite procedures under the applicable provisions of the Act and applicable state securities laws and regulations; and

                  (b) to the extent we determine necessary under applicable law, any applicable agreements and/or the Company's governing documents, the adoption of resolutions by the Board of Directors of the Company authorizing the issuance of any such Shares.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,

                                      /s/FOLEY & LARDNER
                                      FOLEY & LARDNER